Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-211641, 333-170513 and 333-135613 on Form S-8 of our report dated February 25, 2020, relating to the financial statements of Kaiser Aluminum Corporation and the effectiveness of Kaiser Aluminum Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Costa Mesa, California
February 25, 2020